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                                                                    EXHIBIT 3.43

                                    BYLAWS
                                      OF
                          SALEM MEDIA OF OREGON, INC.
                                   ARTICLE I

                                  Shareholders
                                  ------------

     Section 1.  Annual Meeting.  The annual meeting of the shareholders of the
                 ------ -------
corporation shall be held at 2310 Ponderosa Drive, Suite 29, Camarillo, California on the third Friday of May of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the time designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election thereafter as may be convenient. The first annual meeting shall be held beginning with the year 1987.

     Section 2.  Special Meetings.  Special meetings of the shareholders may be
                 ------- --------
called for any purpose or purposes by the president or the chairman of the board of directors.

     Section 3.  Notice of Meeting.  Written notice stating the place, day and
                 ------ -- -------
hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 4.  Place of Meeting. The board of directors may designate any
                 ----- -- -------
place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the meeting shall be held at the location mentioned in Section 1, above.

     Section 5.  Quorum.  A majority of the outstanding shares of the
                 ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 6.  Proxies.  At all meetings of the shareholders, a shareholder
                 -------
may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.



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     Section 7.  Voting of Shares.  Each outstanding share entitled to vote
                 ------ -- ------
shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

     Section 8.  Election of Directors.  A candidate shall be elected to the
                 -------- -- ---------
board of directors upon receiving the vote of a majority of the shares represented in person or by proxy at the meeting of the shareholders. Voting upon any contested election shall be by written ballot.

     Section 9.  Informal Action by Shareholders.  Any action required or
                 -------- ------ -- ------------
permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE II


                              BOARD OF DIRECTORS
                              ----- -- ---------

     Section 1.  Powers of Board of Directors.  Subject only to any limitations
                 ------ -- ----- -- ---------
or requirements of law, to any action validly taken by the shareholders and to these bylaws, the board of directors shall have full power to manage and administer the business and affairs of the corporation.

     Section 2.  Number, Tenure and Qualifications.  The initial number of
                 ------- ------ --- --------------
directors of the corporation shall be two (2). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors are not required to be residents of the State of Oregon or shareholders of the corporation.

     Section 3.  Regular Meetings.  A regular meeting of the board of directors
                 ------- --------
shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 4.  Special Meetings.  Special meetings of the board of directors
                 ------- --------
may be called by or at the request of any officer or any director. The place for holding any special meeting of the board of directors shall be at the location mentioned in Article I unless a waiver is signed by all of the directors.

     Section 5.  Notice.  Notice of any special meeting shall be given at least
                 ------
four (4) days before such meeting by written notice delivered personally or mailed to each director at his business address or by telegram. If mailed, such notice shall be deemed to be given when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.



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     Section 6.  Quorum.  A majority of the number of directors fixed by Section
                 ------
2 of this Article II shall constitute a quorum for the transaction of business of any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting without further notice.

     Section 7.  Manner of Acting.  The act of the majority of the directors
                 ------ -- ------
present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 8.  Action without a Meeting.  Any action required or permitted to
                 ------ ------- - -------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 9.  Removal.  The entire board of directors or any individual
                 -------
director, at a special meeting of the shareholders called for that purpose, may be removed with or without cause from office by vote of shareholders holding a majority of the shares entitled to vote at an election of directors. If the entire board of directors or any one or more directors is so removed, new directors may be elected at the same meeting.

     Section 10.  Vacancies.  Any vacancy occurring in the board of directors
                  ---------
may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 11.  Compensation.  By resolution of the board of directors, each
                  ------------
director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                                   Officers
                                   --------

     Section 1.  Number.  The officers of the corporation shall include a
                 ------
chairman of the board, a president, a treasurer and a secretary, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

     Section 2.  Election and Term of Office.  The officers of the corporation
                 -------- --- ---- -- ------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


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     Section 3.  Removal.  Any officer of the corporation may be removed by the
                 -------
board of directors when in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

     Section 4.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5.  Chairman of the Board.  The chairman of the board shall be the
                 -------- -- --- -----
principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. He shall have the power to hire and discharge agents and employees who are not officers of the corporation. In general, he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors from time to time.

     Section 6.  President.  In the absence of the chairman of the board or in
                 ---------
the event of his death, inability or refusal to act, the president shall perform the duties of the chairman of the board and when so acting, shall have all the powers of and be subject to all of the restrictions upon the chairman of the board. The president may sign, with the secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the board of directors.

     Section 7.  Vice President.  In the event both the chairman of the board
                 ---- ---------
and the president are absent or unable to act, the vice president shall perform the duties and have all the powers of the president to the extent necessary to conduct the day to day operations of the corporation until the chairman of the board or president are again able to perform or until successors are appointed by the board of directors.

     Section 8.  Secretary.  The secretary shall: (a) keep the minutes of the
                 ---------
proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the records of the corporation; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign, with the chairman of the board or the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to tine may be assigned to him by the president or by the board of directors.


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     Section 9.  Treasurer.  The treasurer shall:  (a) have charge and custody
                 ---------
of and be responsible for all funds of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

                                  ARTICLE IV


                     Contracts, Loans, Checks and Deporits
                     ---------- ------ ------ --- --------

     Section 1.  Contracts.  The board of directors may authorize any officer or
                 ---------
officers or any other agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the
                 -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks.  All checks, drafts or other orders for the payment of
                 ------
money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, officers or other agents of the corporation and in such manner as shall be from time to time be determined by resolution of the board of directors.

     Section 4.  Deposits.  All funds of the corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE V


                  Certificates for Shares and their Transfer
                  ------------ --- ------ --- ----- --------

     Section 1.  Certificates for Shares.  Certificates representing shares of
                 ------------ --- ------
the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman of the board or president and by the secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in


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case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2.  Transfer of Shares.  Transfer of shares of the corporation
                 -------- -- ------
shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                  ARTICLE VI


                                Indemnification
                                ---------------

     Section 1.  Indemnification.  Every person who was or is a party or is
                 ---------------
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Oregon Business Corporation Act, as amended from time to time, against all expenses, liabilities and losses (including attorneys fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article VI.

     Section 2.  Insurance.  The board of directors may cause the corporation to
                 ---------
purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.


                                  ARTICLE VII


                                   Dividends
                                   ---------

     The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.



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                                 ARTICLE VIII


                               Waiver of Notice
                               ------ -- ------

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Oregon Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE IX


                                  Amendments
                                  ----------

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors or by the shareholders at any regular or special meeting.

                                   ARTICLE X


                                Corporate Seal
                                --------- ----

     The board of directors may provide a corporate seal which shall be circular in form and have inscribed on it the name of the corporation and the state of incorporation and the words "Corporate Seal."

     I hereby certify that the foregoing bylaws, consisting of 8 pages, are the bylaws of SALEM MEDIA OF OREGON, INC., adopted by the board of directors on ______________________, 1986.


                                   _____________________________________________
                                   Secretary


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